Exhibit 4.2

NUMBER	_______SHARES
C-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [__]

UTXO ACQUISITION INC.

A DELAWARE CORPORATION

COMMON STOCK

THIS CERTIFIES THAT ___________________ is the owner of_____________

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE SHARE EACH, OF

UTXO ACQUISTIION INC.

(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation must redeem all of its shares of Common stock and liquidate if it is unable to complete an initial business combination within 12 months (which may be extended to 18 months as described in the prospectus) from the date of the completion of the Corporation’s initial public offering (excluding any overallotment exercise), as more fully described in the Corporation’s final prospectus relating to the initial public offering of its common stock as a part of the units being offered by it dated [             ], 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

UTXO Acquisition Inc.

The Corporation will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder(s) of this certificate by acceptance hereof assent(s).

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT	—	__________	Custodian	__________
TEN ENT — as tenants by the entireties			(Cust)		(Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,___________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

________________Shares of the capital stock represented by the Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s) _______________________________________________attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated________________________________________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

Legend: As more fully described in the Corporation’s final prospectus dated [     ], 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account referred to therein only in the event that (a) the Corporation redeems the shares of Common Stock sold in its initial public offering because it does not acquire, engage in a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”) within 12 months (which may be extended to 18 months as described in the prospectus) from the date of the completion of the Corporation’s initial public offering (excluding any overallotment exercise), or (b) the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common Stock sold in the Corporation’s initial public offering (“Public Shares”) in connection with (i) a tender offer (or proxy, solely in the event the Corporation is required to seek stockholder approval of the proposed Business Combination) setting forth the details of a proposed Business Combination or (ii) the Corporation seeking stockholder approval of an amendment to its Certificate of Incorporation to modify the timing or substance of its obligation to repurchase 100% of Public Shares if the Corporation does not complete an initial Business Combination within the 12 month (which may be extended to 18 months as described in the prospectus) timeframe.  In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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